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                                 EXHIBIT 10.59
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                         MICHAEL ANTHONY JEWELERS, INC.
                           DEFERRED COMPENSATION PLAN

                                    FOREWORD

Effective as of March 4, 1996, Michael Anthony Jewelers, Inc. adopted the Michael Anthony Jewelers, Inc. Deferred Compensation Plan to promote the interest of Michael Anthony Jewelers, Inc. and its affiliates by permitting Participants (as defined herein) to defer all or a portion of their compensation.


                                   SECTION 1
                                  DEFINITIONS

As used herein, the following terms shall have the following respective meanings, unless a different meaning is required by the context:

1.1 "APPROPRIATE FORM" means the written form provided or prescribed by the Trustees for the particular purpose.

1.2 "BOARD OF DIRECTORS" means the Board of Directors of Michael Anthony Jewelers, Inc.

1.3 "COMPANY" means Michael Anthony Jewelers, Inc. and any successor by merger, purchase, reorganization or otherwise. If the Board of Directors extends the Plan to any subsidiary or affiliate, that subsidiary or affiliate shall be deemed the Company with respect to its employees.

1.4 "COMPENSATION" means the total current and deferred cash compensation, in the form of salary, bonus, and/or commissions payable by the Company to a Participant.

1.5 "DEFERRAL AGREEMENT" means the Compensation deferral agreement between the Participant and the Company on the Appropriate Form and which shall comply with and be subject to the provisions of the Plan. Deferral Agreements may be executed for the Company by its Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer. In any conflict between the terms of the Plan and the Deferral Agreements, the Plan shall control.





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1.6      "DEFERRED COMPENSATION ACCOUNT" means the account established for the benefit of the Participant pursuant to Section 3 of the Plan.

1.7      "EFFECTIVE DATE" means March 4, 1996.

1.8 "PARTICIPANT" means an employee who is eligible to participate in the Plan as provided in Section 2 hereof or a former employee whose Deferred Compensation Account has not been fully distributed.

1.9 "PLAN" means the Michael Anthony Jewelers, Inc. Deferred Compensation Plan as herein set forth, or as it may be amended from time to time.

1.10 "TRUSTEES" means the individuals then serving as Trustees under the Trust Agreement for Michael Anthony Jewelers, Inc. Deferred Compensation Plan.





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                                   SECTION 2
                         ELIGIBILITY AND PARTICIPATION

2.1      ELIGIBILITY FOR PARTICIPATION

         Upon designation by the President or Chief Executive Officer of the Company, employees so designated may become Participants by completing and submitting the Appropriate Form by the appropriate deadline.

         The names of employees eligible to become Participants shall be set forth in an Appendix to the Plan.

2.2      CONTINUATION OF PARTICIPATION

         An employee who has become a Participant shall continue as a Participant as long as he or she continues to be designated as eligible and while the Plan is in effect, and thereafter as long as he or she is entitled to benefits under the Plan.

2.3      APPROPRIATE FORM

         Participation in the Plan shall be evidenced by a Deferral Agreement between the Participant and the Company.

2.4      CONTENTS AND EFFECT OF APPROPRIATE FORM

         In order to become a Participant, each employee shall complete the Appropriate Form and:

         (a)     agree to the terms of the Plan;
         (b)     designate a beneficiary on the Appropriate Form;
         (c) specify the amount or percentage of his or her otherwise payable Compensation to be deferred in accordance with
                 Section 3;
         (d)     specify the investment of his or her
                 Deferred Compensation Account; and
         (e)     elect payment under Section 4.2.





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                                   SECTION 3
                            DEFERRAL OF COMPENSATION


3.1      IN GENERAL

         As of the Effective Date, the Company may commence to compensate each Participant for his or her services as an employee in the form of both current and deferred cash Compensation. The amount of the Participant's combined current and deferred cash Compensation may be adjusted from time to time by agreement of the Participant and the Company without altering the terms of his or her Deferral Agreement; however, the amount or percentages of such Compensation which shall be paid currently and deferred shall be controlled by the terms of the Deferral Agreement and shall be subject to the approval of the Company.

3.2      DEFERRALS

         (a) Prior to the Effective Date, the Participant shall elect the amount or percentage, if any, of his or her Compensation to be earned during the balance of 1996 which shall be deferred.

         (b) Prior to the first day of each calendar year after 1996 during which the Deferral Agreement is in effect, the Participant shall elect the amount or percentage, if any, of his or her Compensation to be earned (or, with respect to bonuses, to be paid) during such succeeding calendar year which shall be deferred.

         (c) Any election executed prior to the Participant's commencement of employment as an employee shall be effective as of such commencement date. Upon being designated as eligible to become a Participant, an employee shall be given 30 days to make a deferral election with respect to Compensation to be earned during his or her first year of Plan participation.

         (d) Notwithstanding the preceding provisions of this Section 3.2, the deferral percentage or amount in effect for the preceding calendar year shall remain in effect with respect to any calendar year for which no prior election has been filed.





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3.3      DEFERRED COMPENSATION ACCOUNTS

         The deferred portion of a Participant's Compensation will not be paid by the Company as it is earned by or becomes payable to the Participant. Instead, the Company shall, pursuant to Section 3.4, credit to such Participant's Deferred Compensation Account the amounts of deferred Compensation as such amounts are earned or become payable, and such deferred Compensation shall be paid in accordance with the previous election of the Participant, under the provisions of Section 4.

3.4      "GRANTOR TRUST"

         (a) The Company shall establish a "grantor trust" within the meaning of Sections 671 through 679 of the Code) to satisfy its obligations under Section 3.3.

         (b)     Each Deferred Compensation Account established pursuant to
                 Section 3.3 above shall be invested in such mutual fund(s) as are designated by the Participant (from among a selection of mutual funds made available by the Trustees from time to time).

         (c) Benefits under the Plan will be paid from the general assets of the Company. The "grantor trust" established by the Company shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company, subject to claims of the Company's creditors. Neither a Participant nor his or her beneficiary shall have any interest in any specific asset of the Company as a result of the Plan.





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                                   SECTION 4
                              PAYMENT OF DEFERRALS

4.1      PAYMENT OF DEFERRALS

         All amounts contributed to the Participant's Deferred Compensation Account shall be payable to the Participant (or, upon his death, to his beneficiary under such Deferred Compensation Account) upon the earliest to occur of the following:

         (a) The Participant's termination of employment due to retirement, death or any other reason; or

         (b) Pursuant to the Participant's election, January 1st of the third full calendar year beginning after the calendar year of the deferral (e.g., after a deferral of two full calendar years for years after the first year).

4.2    SUBSEQUENT DEFERRAL

         At the end of each two year deferral period, amounts previously deferred by a Participant shall automatically be re-deferred for an additional two year deferral period unless the Participant elects on the Appropriate Form to receive the deferred amounts as a lump sum. This election must be made prior to January 1st of the calendar year prior to the time they would be re-deferred under the prior sentence. There is no limit on how many times previous deferrals may be re-deferred.

4.3      FORM OF PAYMENT

         (a) All distributions pursuant to Section 4 to or on behalf of a Participant shall be paid in a lump sum in cash as soon as administratively possible after the date as of which the distribution is payable.

         (b) If a Participant dies before receiving payment of any amounts credited to his or her Deferred Compensation Account, the unpaid balance will be paid to his or her designated beneficiary. If both the Participant and his or her designated beneficiary die before such payment, the total amount standing to his or her credit in the Deferred Compensation Account shall be determined as of the date of the death of the designated beneficiary and shall be paid as promptly as possible in one lump sum to the estate of such designated beneficiary.





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                 If no such beneficiary has been designated, or if no
                 designated beneficiary survives the Participant, the total amount standing to his or her credit in the Deferred Compensation Account shall be determined as of the date of the Participant's death and shall be paid as promptly as possible in one lump sum to the Participant's estate.

4.4      SPECIAL RULES UPON FINANCIAL HARDSHIP

         (a) Subject to the approval of the Trustees, a Participant who has incurred a "Financial Hardship" (as described below) may:

                 (i) Reduce the amount or percentage, if any, of his or her Compensation to be earned during the current calendar year which shall be deferred; and/or

                 (ii) Request distribution of an amount not in excess of the sum of the amounts credited to the Deferred Compensation Account to the extent that such distribution is necessary to meet the Financial Hardship.

         (b) A "Financial Hardship" will be deemed to occur upon the demonstration by the Participant that the funds are necessary because of:

                 (i) Medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for those persons to receive medical care as described in Code section 213(d);

                 (ii) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                 (iii) Payment of tuition and related fees and room and board for the next 12 months for post-secondary education for the Participant, his or her spouse, children, or dependents;

                 (iv) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                 (v) Such other Financial Hardship as may be determined by the Trustees.





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                                   SECTION 5
                                 MISCELLANEOUS

5.1      PARTICIPANTS 100% VESTED - UNFUNDED PLAN

         Each Participant shall have a 100% nonforfeitable right to receive payments from the Company under the Deferral Agreement, such payments to be contributed or credited to his or her designated Deferred Compensation Account.

         Nothing contained in the Plan or Deferral Agreement and no action taken pursuant to the provisions of the Plan or Deferral Agreement shall create or be construed to create a "funded plan" for purposes of the Employee Retirement Income Security Act of 1974.

         Any Compensation deferred under the provisions of the Deferral Agreement (and any earnings thereon) shall continue for all purposes to be a part of the general funds of the Company, subject to the claims of creditors. To the extent that any person acquires a right to receive payments from the Company under the Deferral Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.2      RESTRICTION AGAINST ASSIGNMENT

         It is a condition of the Plan, and all rights of each Participant and beneficiary shall be subject thereto, that no right or interest of any Participant or beneficiary in the Plan and no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any such right, interest or benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right, interest or benefit, except as specifically provided in this Plan.

5.3      NO EMPLOYMENT RIGHTS

         The establishment of the Plan shall not be construed as conferring any rights upon any employee for employment or continuation of employment, nor shall it be construed as limiting in any way the right of the Company to discharge any employee or to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant under the Plan.

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5.4      DISCHARGE OF PLAN OBLIGATIONS

         The determination of the Trustees as to the identity of the proper payee of any benefit payment and the amount properly payable shall be conclusive, and payments in accordance with such determination shall constitute a complete discharge of all obligations of the Company with respect to such payment under the Plan.





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                                   SECTION 6
                           ADMINISTRATION OF THE PLAN

6.1      ADMINISTRATION OF THE PLAN

         Administration of the Plan shall be the responsibility of the Trustees except to the extent that authority to act for it has otherwise been reserved to the Board of Directors.

6.2      RESPONSIBILITY OF TRUSTEES

         Subject to Section 6.1, the Trustees shall be responsible for the administration, operation and interpretation of the Plan. The Trustees shall establish rules from time to time for the administration of the Plan. They shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and they shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of any person or class of person. Such decisions, actions and records of the Trustees shall be conclusive and binding upon it and all persons having or claiming to have any right or interest in or under the Plan.

         The Trustees shall maintain accounts to the extent they deem necessary or appropriate showing the fiscal transactions of the Plan.

6.3      CLAIMS PROCEDURE

         In the event that any Participant or other payee claims to be entitled to a benefit under the Plan, and the Trustees determine that such claim should be denied in whole or in part, the Trustees shall, in writing, notify such claimant within 90 days of receipt of such claim that his or her claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or other payee and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial. Within 60 days after receipt of such notice, such claimant may request, by mailing or delivery of written notice to the Trustees, a review by the Trustees of the decision denying the claim. If the claimant fails to request such a review within such 60 day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Trustees is correct. If such claimant requests a review within such 60 day period, the Participant or other payee shall have 30 days after filing a request for review to submit additional written material in support of the claim. Within 60



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         days after the later of its receipt of the request for review or the request to submit additional written material, the Trustees shall determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant notifies the Trustees within 90 days after the mailing or delivery to him or her by the Trustees of their determination, that the claimant intends to institute legal proceedings challenging the determination of the Trustees, and actually institutes such legal proceedings within 180 days after such mailing or delivery.

6.4      LIMITATION ON LIABILITY

         The Trustees shall not be liable for any act or omission on their part, excepting only their own willful misconduct or gross negligence or except as otherwise expressly provided by applicable law. To the extent permitted by law, and not otherwise covered by insurance, Michael Anthony Jewelers, Inc. shall indemnify and save harmless the Trustees against any and all claims, demands, suits or proceedings in connection with the Plan that may be brought by Participants or their beneficiaries, or by any other person, corporation, entity, government or agency thereof; provided, however that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The Board of Directors at the expense of the Company, may settle such claim or demand asserted, or suit or proceedings brought, against the Trustees when such settlement appears to be in the best interest of the Michael Anthony Jewelers, Inc.

6.5      AGENT FOR SERVICE OF PROCESS

         The Trustees or such other person as may from time to time be designated by the Trustees shall be the agent for service of process under the Plan.


6.6      DELIVERY OF ELECTIONS TO COMPANY

         All elections, designation, requests, notices, instructions and other communications required or permitted under the Plan from a Participant, beneficiary or other person to the Company shall be on the Appropriate Form, shall be mailed by first-class mail or delivered to such address as shall be specified by the Company, and shall be deemed to have been given or delivered only upon actual receipt thereof by the Company at such location.





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6.7      DELIVERY OF NOTICE TO PARTICIPANTS

         All notices, statements, reports and other communications required or permitted under the Plan from the Company to any employee, Participant, beneficiary or other person, shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such person at this address last appearing on the records of the Company.





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                                   SECTION 7
                      AMENDMENT OR TERMINATION OF THE PLAN

7.1      AMENDMENT OF THE PLAN

         This Plan may be wholly or partially amended or otherwise modified at any time by the Board of Directors; provided, however, that no amendment or modification shall have any retroactive effect so as to deprive any person of any amounts credited to his or her Deferred Compensation Account.

7.2      TERMINATION OF THE PLAN

         The Plan may be terminated at any time by the Board of Directors; provided, however, that termination of the Plan shall not have any retroactive effect so as to deprive any person of his or her Deferred Compensation Account.





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                                   SECTION 8
                            CONSTRUCTION OF THE PLAN

8.1      CONSTRUCTION OF THE PLAN

         The validity of the Plan or any of the provisions thereof shall be determined under and shall be construed according to the laws of the State of New York.

8.2      HEADINGS

         Headings or titles to sections or paragraphs in this document are for convenience of reference only and are not part of the Plan for any other purposes.


IN WITNESS WHEREOF, and as evidence of the adoption of the Plan by the Company, it has caused the same to be signed by its officer duly authorized, and its corporate seal to be affixed this 4th day of March, 1996.




ATTEST:


MICHAEL ANTHONY JEWELERS, INC.





By: /s/ Frances Durden                     By: /s/ FredricWasserspring
   ----------------------                      ------------------------
      Secretary                                          President





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